Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-66620), (No. 333-66123), (No. 333-66121), (No.
333-66119) and (No. 033-63865) of ATC Healthcare, Inc. and Subsidiaries of our report dated April 16, 2004, except for the last paragraph of Note 7 (a) as to which the date is May 28, 2004, relating to the February 29, 2004 financial statements and financial statement schedule, which appears in this Form 10-K/A.


/s/Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP

New York, New York
November 3, 2004


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